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RESTRICTED SHARE AWARD AGREEMENT

THIS AGREEMENT (the “Award Agreement”), is made effective as of the ___ day of ___________, 2006, (the “Date of Grant”), between Genesis Lease Limited, a Bermuda company (the “Company”), and __________________ (the “Participant”):

R E C I T A L S:

WHEREAS, the Company has adopted the 2006 Genesis Lease Limited Share Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Award Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to issue and grant to the Participant, and the Participant desires to accept, Shares subject to the restrictions stated below and in accordance with the terms and conditions of the Plan.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of the Shares. Subject to the terms and conditions of this Award Agreement and of the Plan, the Company hereby grants to the Participant _______ Shares, subject only to the restrictions on transfer set forth in Section 4 (the “Restricted Shares”). The Restricted Shares shall in all cases be issued fully paid, with the related par value of such shares to be paid for by the Participant in the form of the completion of services rendered to the Company by the Participant prior to such receipt.

2. Issuance Of Shares. The Restricted Shares shall be issued by the Company and shall be registered in the Participant’s name in the register of members of the Company promptly after the date hereof and certificates representing the Restricted Shares shall be issued by the Company and shall remain in the physical custody of the Company or its designee at all times prior to the lapse of the transfer restrictions on such Restricted Shares pursuant to Section 4.

3. Shareholder Rights. The Restricted Shares shall rank pari passu in all respects (except as to transfer as set forth in Section 4 below) with the Shares in issue on the date of allotment. In particular, the Participant shall have the right to receive any dividends or other distributions paid on Shares. Any dividends paid with respect to the Restricted Shares shall be made at the same time as such dividend is paid to holders of Shares.

4. Non-Transferability.

(a) Except as set forth below, the Restricted Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. These restrictions on transfer shall be removed from one-third of the Restricted Shares on each of the first, second and third anniversaries of the Date of Grant; provided, that in the event such schedule results in the lapse of a transfer restriction on any fractional Restricted Shares, such restrictions on such fractional Restricted Shares shall not be deemed to have lapsed hereunder but shall lapse when such fractional Restricted Shares aggregate whole Restricted Shares; provided, further, that all of the transfer restrictions on all of the Restricted Shares shall be removed immediately without any action on the part of the Company (or its successor, as applicable) or the Participant, upon any of the following events:

(i)

the termination of the Participant’s Employment by the Company [CEO: on any grounds other than the grounds specified in clause 11.3 of Participant’s Employment Agreement with the Company, dated _________, 2006] [CFO: without cause (i.e., in the absence of a breach of contract or other substantial ground for termination or dismissal), as set forth in the Participant’s Employment Agreement with the Company dated ____________, 2006];

(ii)

notwithstanding anything to the contrary in the Plan, [CFO: termination by the Participant of his Employment within six months following a Change in Control] [CEO: a Change in Control; provided that the provisions of Section 11(b) of the Plan shall not in any way operate to remove the Participant’s rights to the full lapsing of the transfer restrictions on a Change in Control]; or

(iii)	Participant’s death or “Disability”.

(b) For purposes of this agreement:

“Disability” shall mean “disability” as defined in any employment agreement then in effect between the Participant and the Company or if not defined therein or if there shall be no such agreement, the inability of the Participant to perform in all material respects his duties and responsibilities to the Company, or any Subsidiary of the Company, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Committee may reasonably determine in good faith. The Disability determination shall be in the sole discretion of the Committee and a Participant (or his representative) shall furnish the Committee with medical evidence documenting the Participant’s disability or infirmity which is satisfactory to the Committee.

5. Representations and Warranties of Participant. The Participant hereby represents and warrants to the Company as follows:

(a) The Participant has the legal right and capacity to enter into this Award Agreement and he fully understands the terms and conditions of this Award Agreement.

(b) The Participant is acquiring the Restricted Shares for investment purposes only and not with a view to, or in connection with, the public distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”).

(c) The Participant understands and agrees that none of the Restricted Shares (whether or not subject to any transfer restrictions) may be offered, sold, assigned, transferred,

pledged, hypothecated or otherwise disposed of except in compliance with this Award Agreement and the Securities Act pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act and applicable state securities or “blue sky” laws, and then only in accordance with the Company’s insider trading policy. The Participant further understands that the Company has no obligation to cause or to refrain from causing the resale of any of the Shares or any other shares of its capital stock to be registered under the Securities Act or to comply with any exemption under the Securities Act which would permit the Shares to be sold or otherwise transferred by the Participant. The Participant further understands that, without approval in writing pursuant to the Company’s insider trading policy, no trade may be executed in any interest or position relating to the future price of Company securities, such as a put option, call option, or short sale (which prohibition includes, among other things, establishing any “collar” or other mechanism for the purpose of establishing a price).

6. Shares underlying Awards. Unless otherwise determined by the Committee, all Restricted Shares issued or transferred to the Participant hereunder shall be in the form of ADS’s.

7. No Right to Continued Employment. The granting of the Restricted Shares evidenced hereby and this Award Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Employment of such Participant.

8. Legend on Certificates. The certificates representing the Restricted Shares issued or transferred to the Participant hereunder shall be subject to such stop transfer orders and other restrictions as are required by the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are listed, and any applicable federal or state laws or relevant securities laws of the jurisdiction of the domicile of the Participant, and the Committee may cause a legend or legends to be put on any such certificates representing such Restricted Shares to make appropriate reference to such restriction(s).

9. Adjustment Of Restricted Shares. Any adjustments to the Restricted Shares shall be made in accordance with the terms of the Plan.

10. Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold any applicable federal, state, local or foreign withholding taxes with respect to any taxable event arising in connection with the Restricted Shares or this Award Agreement and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

11. Securities Laws. Upon the acquisition of the Restricted Shares or the lapse of any restrictions with respect thereto, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with the Plan and this Award Agreement.

12. Data Protection. The Participant hereby agrees to the transfer and disclosure of any personal data by the Company or any Affiliate to any third party for the purposes of the implementation, operation and administration of the Plan and to the review of data relating to the Plan for human resources purposes and further consents to the storing and processing of any personal data and to the transfer, exchange and disclosure of any personal data by and between these bodies (including third parties) for these purposes. The Participant understands that this may involve the transfer of personal data to countries outside the European Economic Area (where further processing of the data for the purposes outlined above may occur) to countries that may not have the same level of data protection laws and safeguards as are in operation in Ireland.

13. Notices. Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the applicable postal service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

14. Entire Agreement. This Award Agreement, the Plan and to the extent expressly provided therein, Participant’s Employment Agreement with the Company dated __________, 2006 constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

15. Waiver. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

16. Successors and Assigns. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Award Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

17. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF BERMUDA WITHOUT REGARD TO CONFLICTS OF LAWS AND THE PARTICIPANT AND THE COMPANY HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF BERMUDA FOR THE PURPOSE OF ANY SUIT, ACTION, PROCEEDING OR JUDGMENT UNDER THIS AGREEMENT.

18. Restricted Shares Subject to Plan. By entering into this Award Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Restricted Shares are subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

19. Amendment. The Committee may amend or alter this Award Agreement and the Restricted Shares granted hereunder at any time; provided that no such amendment or alteration shall be made without the consent of the Participant if such action would materially diminish any of the rights of the Participant under this Award Agreement or with respect to the Restricted Shares.

20. Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

21. Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement.

GENESIS LEASE LIMITED

By:

Agreed and acknowledged as

of the date first above written:

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